Exhibit 15.1

Gaffney, Cline & Associates, Inc. 5555 San Felipe St., Suite 550 Houston, TX 77056 Telephone: +1 713 850 9955 www.gaffney-cline.com

April 23, 2018

YPF Sociedad Anónima

Macacha Güemes 515

C1106BKK Buenos Aires

Argentina

Ladies and Gentlemen:

We hereby consent to the references to Gaffney, Cline & Associates and to the inclusion of our third-party letter report dated February 21, 2018, as set forth under the sections “Item 4 Information on the Company–Exploration and Production Overview–Oil and Gas Reserves,” “Item 19 Exhibits,” and as Exhibit 99.1 in YPF Sociedad Anónima’s (YPF S.A.) report on Form 20-F for the year ended December 31, 2017, to be filed with the United States Securities and Exchange Commission (SEC).

Our third-party letter report dated February 21, 2018, contains our independent audit of the proved crude oil, condensate, natural gas liquids, gasoline and marketable gas reserves as of December 31, 2017, of certain selected properties in Argentina in which YPF S.A. holds interests.

Yours sincerely,

Gaffney, Cline & Associates

Daniel Amitrano

Principal Advisor